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                      SHOPKO STORES, INC. AND SUBSIDIARIES
               EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
                             COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           Year to Date as of                             Fiscal Years Ended
                                     ----------------------------------------------------------------------------------------
                                      October 30,       October 31,        January 30,       January 31,       February 1,
                                         1999              1998               1999              1998              1997
                                      (39 Weeks)        (39 Weeks)         (52 Weeks)        (52 Weeks)        (52 Weeks)
                                     ----------------------------------------------------------------------------------------
BASIC:
Earnings before
  extraordinary item                $       56,516     $       15,015     $       55,636    $       49,382     $     45,669
Extraordinary item                          (3,776)
                                    --------------     --------------     --------------    --------------     ------------
Net earnings                        $       52,740     $       15,015     $       55,636    $       49,382     $     45,669
                                    ==============     ==============     ==============    ==============     ============

Weighted average number of
  outstanding common shares                 27,775             26,010             26,035            28,398           32,090
                                    ==============     ==============     ==============    ==============     ============

Earnings per common
  share before extraordinary
  item - basic (1)                  $         2.03     $         0.58     $         2.14    $         1.74     $       1.42
Extraordinary item - basic (1)               (0.14)
                                    --------------     --------------     --------------    --------------     ------------
Net earnings per common
  share - basic (1)                 $         1.90     $         0.58     $         2.14    $         1.74     $       1.42
                                    ==============     ==============     ==============    ==============     ============

DILUTED:
Earnings before
  extraordinary item                $       56,516     $       15,015     $       55,636    $       49,382     $     45,669
Extraordinary item                          (3,776)
                                    --------------     --------------     --------------    --------------     ------------
Net earnings                        $       52,740     $       15,015     $       55,636    $       49,382     $     45,669
                                    ==============     ==============     ==============    ==============     ============

Weighted average number of
  outstanding common shares                 27,775             26,010             26,035            28,398           32,090
Number of common shares
  issuable assuming exercise
  of stock options                             422                483                482               377              473
                                    --------------     --------------     --------------    --------------     ------------
Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                    28,197             26,493             26,517            28,775           32,563
                                    ==============     ==============     ==============    ==============     ============

Earnings per common
  share before extraordinary
  item - diluted (1)                $         2.00     $         0.57     $         2.10    $         1.72     $       1.40
Extraordinary item - diluted (1)             (0.13)
                                    --------------     --------------     --------------    --------------     ------------
Net earnings per common
  share - diluted (1)               $         1.87     $         0.57     $         2.10    $         1.72     $       1.40
                                    ==============     ==============     ==============    ==============     ============


(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.

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